Exhibit 99.1

Media Contact:	Investor Contacts:
Public Affairs 1-800-562-9308	Bryant Potter (803) 217-6916	Iris Griffin (803) 217-6642

SCE&G Proposes $4.8 Billion Solution To Replace New Nuclear Project

Plan Includes Immediate Reduction To Customer Rates

Cayce, SC, Nov. 16, 2017… South Carolina Electric & Gas Company (SCE&G), principal subsidiary of SCANA Corporation (SCANA) (NYSE:SCG), has proposed a comprehensive solution to outstanding issues regarding the abandoned V.C. Summer Station nuclear construction project, by significantly reducing costs for customers while simultaneously expanding energy production.

The proposal provides approximately $4.8 billion in benefits to SCE&G customers, and includes the following:

1.
A rollback of residential electric rates to where they would have been in March 2015, resulting in an immediate annual reduction to rates by approximately $90 million, or 3.5% (the monthly bill of a customer using 1,000 kilowatt hours of electricity would decrease more than $5).

2.	SCANA’s shareholders will absorb the net nuclear construction costs through lower earnings over 50 years.

3.
The addition of a 540-megawatt, natural-gas-fired power plant to SCE&G’s system, replacing more than 40 percent of the projected power that was to be provided to SCE&G from the V.C. Summer nuclear construction project. (Acquisition cost to be borne by SCANA shareholders.)

4.	The addition of approximately 100 megawatts of large-scale solar energy to SCE&G’s system (an approximate 50-percent increase in non-rooftop solar capacity).

“We’ve heard our customers’ frustrations about paying for a power plant and having nothing to show for it. This proposal gives customers additional power generation while also lowering rates for customers,” said Keller Kissam, who is currently SCE&G’s President of Retail Operations and will become its President and Chief Operating Officer Jan. 1, 2018.

“We hope interested parties will endorse the proposal so that we can obtain approval from the Public Service Commission and get this relief to customers,” said Jimmy Addison, who is currently SCANA’s Chief Financial Officer and will become its Chief Executive Officer Jan. 1, 2018. “Current projections indicate that if this proposal is adopted, we would not need an additional generation source for several years. This is a key step to meeting South Carolina’s robust economic growth.”

Approximate benefit to customers

$2.9 billion	Reduced shareholder earnings over 50 years as they absorb nuclear construction amortization costs.

$810 million	Company write-off (includes $210 million impairment charge from third quarter of 2017).

$680 million	Additional generation (includes purchase price of $180 million & foregoing of shareholder return over the life of the plant).
$450 million     Five-year benefit of immediate 3.5% reduction to customer rates.

$4.84 billion    TOTAL BENEFIT
PROFILE
SCANA Corporation, headquartered in Cayce, SC, is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. Information about SCANA and its businesses is available on the company’s website at www.scana.com.

SCE&G is a regulated public utility engaged in the generation, transmission, distribution and sale of electricity to approximately 717,000 customers in South Carolina. The company also provides natural gas service to approximately 362,000 customers throughout the state. More information about SCE&G is available at www.sceg.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated capital and other expenditures.  In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “forecasts,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements.  Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) uncertainties relating to the bankruptcy filing by WEC and WECTEC, including the effect of the anticipated rejection of the EPC Contract and the determination to cease construction of the New Units; (2) the ability of SCANA and its subsidiaries (the Company) to recover through rates the costs expended on the New Units, and a reasonable return on those costs, under the abandonment provisions of the BLRA or through a general rate case or other regulatory means; (3) changes in tax laws and realization of tax benefits and credits, and the ability or inability to realize credits and deductions, particularly in light of the abandonment of construction of the New Units; (4) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (5) legislative and regulatory actions, particularly changes related to electric and gas services, rate regulation, regulations governing electric grid reliability and pipeline integrity, environmental regulations including any imposition of fees or taxes on carbon emitting generating facilities, the BLRA, and any actions affecting the abandonment of the New Units; (6) current and future litigation, including particularly litigation or government investigations involving the construction or abandonment of the New Units; (7) the results of short- and long-term financing efforts, including prospects for obtaining access to capital markets and other sources of liquidity, and the effect of rating agency actions on the Company’s cost of and access to capital and sources of liquidity; (8) the ability of suppliers, both domestic and international, to timely provide the labor, secure processes, components, parts, tools, equipment and other supplies needed which may be highly specialized or in short supply, at agreed upon quality and prices, for our construction program, operations and maintenance; (9) the results of efforts to ensure the physical and cyber security of key assets and processes; (10) changes in the economy, especially in areas served by subsidiaries of SCANA; (11) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial markets; (12) the impact of conservation and demand side management efforts and/or technological advances on customer usage; (13) the loss of electricity sales to distributed generation, such as solar photovoltaic systems or energy storage systems; (14) growth opportunities for SCANA’s regulated and other subsidiaries; (15) the effects of weather, especially in areas where the generation and transmission facilities of SCANA and its subsidiaries are located and in areas served by SCANA’s subsidiaries; (16) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (17) payment and performance by counterparties and customers as contracted and when due; (18) the results of efforts to license, site, construct and finance facilities, and to receive related rate recovery, for electric generation and transmission; (19) the results of efforts to operate the Company's electric and gas systems and assets in accordance with acceptable performance standards, including the impact of additional distributed generation; (20) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (21) the availability of skilled, licensed and experienced human resources to properly manage, operate, and grow the Company’s businesses; (22) labor disputes; (23) performance of SCANA’s pension plan assets and the effect(s) of associated discount rates; (24) inflation or deflation; (25) changes in interest rates; (26) compliance with regulations; (27) natural disasters, man-made mishaps and acts of terrorism that directly affect our operations or the regulations governing them; and (28) the other risks and uncertainties described from time to time in the reports filed by SCANA or SCE&G with the SEC.

SCANA and SCE&G disclaim any obligation to update any forward-looking statements.

Capitalized terms not otherwise defined herein have the meanings as set forth in the Company’s most recent periodic report filed with the SEC.

2